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                                   AGREEMENT

                 1. Date of Agreement. The date of this Agreement is the 29th day of February, 1996.

                 2.       Parties.

                          2.1     SEAHAWK CAPITAL CORPORATION (the
"Corporation"), 1010 Kings Highway South, Suite 1D, Cherry Hill, New Jersey, 08034; and

                          2.2     JONATHAN LASSERS ("Lassers"), 1010 Kings
Highway South, Suite 1D, Cherry Hill, New Jersey, 08034.

                 3. Termination of Warrant. In consideration of the termination by Lassers of the warrant dated May 2, 1995 held by Jonathan Lassers to purchase 70,000,000 shares of the Corporation at an exercise price of $.01 per share, the Corporation hereby agrees to issue, and Jonathan Lassers hereby agrees to accept, 11,000,000 shares of the fully paid, non-assessable common stock of the Corporation, such shares to be restricted stock as such term is defined under the Securities Act of 1933, as amended, such shares to be issued as of the date of this Agreement.

                                        SEAHAWK CAPITAL CORPORATION

                                        By:  /s/ Annemarie L. Arias
                                           --------------------------------
                                            Annemarie L. Arias, Secretary,
                                            Director

                                           /s/ Jonathan B. Lassers
                                        -----------------------------------
                                        Jonathan Lassers